     As filed with the Securities and Exchange Commission on April 8, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             --------------------

   HOVNANIAN                                                    K. HOVNANIAN
ENTERPRISES, INC.                                             ENTERPRISES, INC.
            (Exact name of Registrant as specified in its charter)

              Delaware                                New Jersey
                (State or other jurisdiction of incorporation)

             22-1851059                               22-2423583
                     (I.R.S. Employer Identification No.)

          10 Highway 35                                  10 Highway 35
           P.O. Box 500                                  P.O. Box 500
    Red Bank, New Jersey 07701                    Red Bank, New Jersey 07701
          (732) 747-7800                                 (732) 747-7800

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      SEE TABLE OF ADDITIONAL REGISTRANTS

                             --------------------

                                J. Larry Sorsby
                          Hovnanian Enterprises, Inc.
                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800

   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             --------------------

                                  Copies to:
                           Vincent Pagano, Jr., Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]____________

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]_______________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                                           Proposed maximum
     Title of each class of                   Amount to be         Proposed maximum       aggregate offering        Amount of
   securities to be registered                 registered       offering price per unit          price          registration fee
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Class A Common Stock,
 Preferred Stock, Warrants(1)............      $1,000,000                100%(2)             $1,000,000(2)               $278

Guarantees of Hovnanian Enterprises,
 Inc. of Debt Securities and
 Warrants of K. Hovnanian Enterprises,
 Inc. and Guarantees of Subsidiary
 Guarantors of Debt Securities and
 Warrants of Hovnanian Enterprises,
 Inc. and K. Hovnanian Enterprises, Inc.            (3)                    (3)                     (3)                   None
---------------------------------------------------------------------------------------------------------------------------------
Total....................................      $1,000,000(2)             100%(2)             $1,000,000(2)               $278
=================================================================================================================================

(1) The Debt Securities registered hereby include such additional amount as may be necessary so that, if Debt Securities are issued with an original issue discount, the aggregate initial offering prices of all Debt Securities will equal no more than $1,000,000. The Class A Common Stock registered hereby includes Preferred Stock Purchase Rights (the "Rights"). The Rights are associated with and trade with the Class A Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Class A Common Stock. There are also being registered hereunder an indeterminate number of shares of Class A Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereby.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) No separate consideration will be received for the Guarantees.
    Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

   Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus herein also relates to the remaining $100,000,000 of Debt Securities registered on Form S-3 (Registration No. 33-61778) of K. Hovnanian Enterprises, Inc. and $225,000,000 of Debt Securities, Warrants to purchase Debt Securities, Preferred Stock and Class A Common Stock and 7,643,312 allocated shares of Class A Common Stock of Hovnanian Enterprises, Inc. registered on Form S-3 (Registration No. 333-51991) of K. Hovnanian Enterprises, Inc. This Registration Statement also constitutes Post-Effective Amendment No. 3 to Registration Statement No. 33-61778 and Post-Effective Amendment No. 1 to Registration Statement No. 333-51991 and upon the effectiveness of such Post-Effective Amendments, this Registration Statement and Registration Statements No. 33-61778 and No. 333-51991 will relate to an aggregate of $226,000,000 of Class A Common Stock, Preferred Stock, Debt Securities and Warrants to purchase Debt Securities of Hovnanian Enterprises, Inc., Debt Securities guaranteed by Hovnanian Enterprises, Inc. of K. Hovnanian Enterprises, Inc., and Warrants guaranteed by Hovnanian Enterprises, Inc. to purchase Debt Securities of K. Hovnanian Enterprises, Inc. (any or all of which Debt Securities and Warrants may be guaranteed by the registrant Subsidiary Guarantors described herein) and 7,643,312 shares of Class A Common Stock of Hovnanian Enterprises, Inc.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Hopewell Ill, Inc.                 New Jersey      22-1732674      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Recreational Development Corp., Inc.               New Jersey      22-1757811      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Pine Brook Company, Inc.                           New Jersey      22-1762833      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bedminster, Inc.                   New Jersey      22-1945452      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at The Bluff, Inc.                    New Jersey      22-1841019      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Atlantic City, Inc.                New Jersey      22-1945458      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian Properties of Atlantic County, Inc.      New Jersey      22-1945461      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Montego Bay I Acquisition Corp., Inc.              Florida         22-1945488      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Pike Utilities, Inc.                               Florida         59-1321247      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Arrow Properties, Inc.                             New Jersey      22-1945442      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Real Estate Investment, Inc.          New Jersey      22-1945444      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian Texas, Inc.                              Texas           22-1945449      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Landarama, Inc.                                    New Jersey      22-1978612      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
Tropical Service Builders, Inc.                    Florida         59-1426699      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian Pennsylvania, Inc.                       Pennsylvania    22-1097670      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of North Brunswick         New Jersey      22-2057907      10 Highway 35, P.O. Box 500, Red
 V, Inc.                                                                           Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Mahwah VIII, Inc.                  New Jersey      22-2246316      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wall Township IV, Inc.             New Jersey      22-2262938      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Montville, Inc.                    New Jersey      22-2343552      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian of Palm Beach, Inc.                      Florida         59-1973196      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies of Florida, Inc.            Florida         22-2349530      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Freehold Township, Inc.            New Jersey      22-2348977      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian Properties of Lake Worth, Inc.           Florida         22-2360970      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies of Pennsylvania, Inc.       Pennsylvania    22-2390174      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of Hamilton, Inc.          New Jersey      22-2380821      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Scotch Plains, Inc.                New Jersey      22-2380821      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wayne IV, Inc.                     New Jersey      22-2406468      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
Hovnanian Developments of Florida, Inc.            Florida         22-24166224     10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Montego Bay II Acquisition Corp., Inc.             Florida         22-2416620      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian of Palm Beach VII, Inc.                  Florida         22-2525727      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wall Township II, Inc.             New Jersey      22-2422378      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian of Palm Beach IX, Inc.                   Florida         22-2428059      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian at Tarpon Lakes I, Inc.                  Florida         22-2436504      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies Northeast, Inc.             New Jersey      22-2445216      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Kings Grant Evesham Corp.                          New Jersey      22-2445215      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Manalapan, Inc.                    New Jersey      22-2442998      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wall Township, Inc.                New Jersey      22-2442914      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at East Brunswick VII, Inc.           New Jersey      22-2459186      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies of Central Jersey,          New Jersey      22-2459186      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

Hovnanian of Palm Beach XI, Inc.                   Florida         22-2457945      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at South Brunswick II, Inc.           New Jersey      22-2458485      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Lawrence Square, Inc.              New Jersey      22-2571403      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Tarpon Lakes III, Inc.             Florida         22-2510592      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Horizon Heights, Inc.              New Jersey      22-2500651      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Reservoir Ridge, Inc.              New Jersey      22-2510587      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Jersey City I, Inc.                New Jersey      22-2562961      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Investment Properties of New          New Jersey      22-2541361      10 Highway 35, P.O. Box 500, Red
 Jersey, Inc.                                                                      Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Ft. Myers I, Inc.                  Florida         22-2652958      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Howell Township II, Inc.           New Jersey      22-2562956      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Klockner Farms, Inc.               New Jersey      22-2572443      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Jensen Beach, Inc.                 Florida         22-2572443      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Molly Pitcher Construction Co., Inc.               New Jersey      22-2577062      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Mahwah VII, Inc.                   New Jersey      22-2592139      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wayne III, Inc.                    New Jersey      22-2607669      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of East Brunswick          New Jersey      22-2577062      10 Highway 35, P.O. Box 500, Red
 II, Inc.                                                                          Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Kings Grant I, Inc.                New Jersey      22-2601064      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

The New Fortis corporation                         North Carolina  56-1458833      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Clarkstown, Inc.                   New York        22-2618176      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies of New York, Inc.           New York        22-2618171      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Developments of New York, Inc.        New York        22-2626492      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Dryer Associates, Inc.                             New Jersey      22-2626494      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Pasco I, Inc.                      Florida         22-2636392      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lakewood, Inc.                     New Jersey      22-2618178      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Martin Downs II, Inc.              Florida         22-2593811      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Aviation, Inc.                        Delaware        22-2627859      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Investment Properties, Inc.           New Jersey      22-2627866      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Ft. Myers II, Inc.                 Florida         22-2636393      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bernards II, Inc.                  New Jersey      22-2643596      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at South Brunswick III, Inc.          New Jersey      22-2652530      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
Minerva Group, Inc.                                New Jersey      22-2652839      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Developments of New Jersey,           New Jersey      22-2664563      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bridgewater V, Inc.                New Jersey      22-2713924      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at North Brunswick II, Inc.           New Jersey      22-2788417      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Washingtonville, Inc.              New York        22-2717887      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Peekskill, Inc.                    New York        22-2718071      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Newark I, Inc.                     New Jersey      22-2722766      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Carmel, Inc.                       New York        22-2749185      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at East Windsor I, Inc.               New Jersey      22-2741139      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Parthenon Group, Inc.                              New Jersey      22-2748658      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Marlboro Township II, Inc.         New Jersey      22-2748659      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Somerset III, Inc.                 New Jersey      22-2748659      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

R.C.K. Community Management Co., Inc.              New York        22-2758195      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Montclair, NJ, Inc.                New Jersey      22-2759221      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at East Brunswick VI, Inc.            New Jersey      22-2809056      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Hackettstown, Inc.                 New Jersey      22-2765936      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies of North Carolina,          North Carolina  22-2765939      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Montville II, Inc.                 New Jersey      22-2765937      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wall Township VII, Inc.            New Jersey      22-3434644      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bridgewater II, Inc.               New Jersey      22-2765938      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Merrimack, Inc.                    New Hampshire   22-2821914      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bernards III, Inc.                 New Jersey      22-2774853      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Eastern National Title Insurance Agency,           Florida         22-2774781      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wayne V, Inc.                      New Jersey      22-2790299      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Pasco II, Inc.                     Florida         22-2790300      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Delray Beach II, Inc.              Florida         22-2837106      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Branchburg I, Inc.                 New Jersey      22-2790298      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Plainsboro II, Inc.                New Jersey      22-2790297      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Northern Westchester, Inc.         New York        22-2814372      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Marlboro Township, Inc.            New Jersey      22-2847875      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at West Orange, Inc.                  New Jersey      22-2820279      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Eastern Title Agency, Inc.                         New Jersey      22-2822803      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of Franklin, Inc.          New Jersey      22-2869319      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Mahwah II, Inc.                    New Jersey      22-2859315      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

New England Community Management Company,          New Hampshire   22-2870386      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Howell Township, Inc.              New Jersey      22-2859308      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at South Brunswick IV, Inc.           New Jersey      22-2859309      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wall Township VI, Inc.             New Jersey      22-2859303      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of Piscataway, Inc.        New Jersey      22-2859305      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Mahwah V, Inc.                     New Jersey      22-28068663     10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Merrimack II, Inc.                 New Hampshire   22-3003600      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Newark Urban Renewal               New Jersey      22-2885748      10 Highway 35, P.O. Box 500, Red
 Corporation I                                                                     Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Lawrence Grove, Inc.               Florida         22-2870382      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Cedar Grove I, Inc.                New Jersey      22-2892342      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Cedar Grove II, Inc.               New Jersey      22-2892341      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at North Brunswick III, Inc.          New Jersey      22-2892493      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Jersey City II, Inc.               New Jersey      22-2935352      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Burlington, Inc.                   New Jersey      22-2949611      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at South Brunswick V, Inc.            New Jersey      22-2937570      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Half Moon Bay, Inc.                Florida         22-2915380      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Jacksonville II, Inc.              Florida         22-2914590      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Branchburg II, Inc.                New Jersey      22-2926245      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Embassy Lakes, Inc.                Florida         22-2920201      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at The Reserve at Medford, Inc.       New Jersey      22-2934223      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Branchburg III, Inc.               New Jersey      22-2961099      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lower Saucon, Inc.                 Pennsylvania    22-2961090      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
Jersey City Danforth CSO, Inc.                     New Jersey      22-2976939      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at East Windsor II, Inc.              New Jersey      22-2974415      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Marlboro Township III, Inc.        New Jersey      22-3027961      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Newark Urban Renewal Corp.         New Jersey      22-3027956      10 Highway 35, P.O. Box 500, Red
 III, Inc.                                                                         Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Somerset VIII, Inc.                New Jersey      22-2998840      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Readington, Inc.                   New Jersey      22-3002434      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Hopewell I, Inc.                   New Jersey      22-3027962      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Newark Urban Renewal Corp.         New Jersey      22-3027957      10 Highway 35, P.O. Box 500, Red
 IV, Inc.                                                                          Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Newark Urban Renewal Corp.         New Jersey      22-3027960      10 Highway 35, P.O. Box 500, Red
 V, Inc.                                                                           Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Plainsboro III, Inc.               New Jersey      22-3027955      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Mahwah IV, Inc.                    New Jersey      22-3015286      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Pompano Beach, Inc.                Florida         22-3011835      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Jersey City III, Inc.              New Jersey      22-3016528      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of Newark Urban            New Jersey      22-3017267      10 Highway 35, P.O. Box 500, Red
 Renewal Corporation, Inc.                                                         Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at North Brunswick IV, Inc.           New Jersey      22-3036037      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bridgewater IV, Inc.               New Jersey      22-4049666      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at South Brunswick, Inc.              New Jersey      22-3039668      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Perkiomen I, Inc.                  Pennsylvania    22-3094743      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Valleybrook, Inc.                  New Jersey      22-3057022      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Ocean Township, Inc.               New Jersey      22-3094742      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Plainsboro I, Inc.                 New Jersey      22-30645323     10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Real Estate of Florida, Inc.          Florida         65-0215569      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Western Financial Services, Inc.                   Florida         65-0224445      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wayne, Inc.                        New Jersey      22-3085521      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of Red Bank, Inc.          New Jersey      22-3092532      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Hanover, Inc.                      New Jersey      22-3133218      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lake Charleston, Inc.              Florida         22-3133152      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800
New K. Hovnanian Developments of Florida,          Florida         58-2003324      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian Companies of Metro Washington,        Virginia        22-3169584      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Montgomery I, Inc.                 Pennsylvania    22-3165601      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

EXC, Inc.                                          Delaware        22-3178077      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Developments of Metro                 Virginia        22-3188615      10 Highway 35, P.O. Box 500, Red
 Washington, Inc.                                                                  Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Ashburn Village, Inc.              Virginia        22-3178078      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Woodmont, Inc.                     Virginia        52-1785667      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Fairway Views, Inc.                Florida         22-3188598      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Carolina Country Club I,           Florida         22-3188607      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Chapel Trail, Inc.                 Florida         22-3188602      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Treasure Coast, Inc.                  Florida         22-3188616      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Upper Merion, Inc.                 Pennsylvania    22-3188608      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Mahwah VI, Inc.                    New Jersey      22-3188612      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Medford I, Inc.                    New Jersey      22-3188613      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hov International, Inc.                         New Jersey      22-3188610      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800


                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Montclair, Inc.                    Virginia        22-3188614      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bull Run, Inc.                     Virginia        22-3192910      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Sully Station, Inc.                Virginia        22-3188746      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Spring Ridge, Inc.                 New Jersey      22-3192909      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Marine, Inc.                          New Jersey      22-3196910      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at River Oaks, Inc.                   Virginia        22-3199603      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Holly Crest, Inc.                  Virginia        22-3214275      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of Route 35, Inc.          New Jersey      22-3219172      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Stonebrook Homes, Inc.                             California      33-0553884      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Winston Trails, Inc.               Florida         22-3219184      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lakes of Boca Raton, Inc.          Florida         22-3230729      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lake Charleston II, Inc.           Florida         22-3240225      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lake Charleston III, Inc.          Florida         22-3240226      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bridgewater VI, Inc.               New Jersey      22-3243298      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
KHIPE, Inc.                                        New Jersey      22-3244134      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Fair Lakes, Inc.                   Virginia        22-3249049      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Carolina Country Club II,          Florida         22-3247085      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Valleybrook II, Inc.               New Jersey      22-3252533      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Park Ridge, Inc.                   Virginia        22-3253530      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Belmont, Inc.                      Virginia        22-3253529      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Winston Trails II, Inc.            Florida         22-3263586      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Fair Lakes Glen, Inc.                 Virginia        22-3261224      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Pembroke Shores, Inc.              Florida         22-3273708      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Carolina Country Club III,         Florida         22-3273706      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

Governor's Abstract Co., Inc.                      Pennsylvania    22-3278556      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Coconut Creek, Inc.                Florida         22-3275859      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Polo Trace, Inc.                   Florida         22-3284165      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Founders Title Agency, Inc.                        Virginia        22-3293533      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------

K. Hovnanian at Bernards IV, Inc.                  New Jersey      22-3292171      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Perkiomen II, Inc.                 Pennsylvania    22-3301197      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wayne II, Inc.                     New Jersey      22-3301196      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Upper Makefield I, Inc.            Pennsylvania    22-3302321      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies of California, Inc.         California      22-3301757      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Terraza, Inc.                      California      22-3303807      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Developments of California,           California      22-3303806      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

KHC Acquisition, Inc.                              California      22-3303802      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Stuart Road, Inc.                  Virginia        22-3312918      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Highland Vineyards, Inc.           California      22-3309241      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Ballantrae, Inc.                   Florida         22-3309139      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Ballantrae Home Sales, Inc.                        Florida         22-3312524      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies at Wildrose, Inc.           California      22-3312525      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Greenbrook, Inc.                   New Jersey      22-3415873      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800


                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Hunter Estates, Inc.               Virginia        22-3321100      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Carmel Del mar, Inc.               California      22-3320550      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Vail Ranch, Inc.                   California      22-3320537      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Princeton, Inc.                    New Jersey      22-3322125      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Raritan I, Inc.                    New Jersey      22-3326386      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Calabria, Inc.                     California      22-3324654      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Seneca Crossing, Inc.              Maryland        22-3331047      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies of Maryland, Inc.           Maryland        22-3331050      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Developments of Maryland, Inc.        Maryland        22-3331045      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Exeter Hills, Inc.                 Virginia        22-3331043      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Florida Region, Inc.                  Florida         22-3331674      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Southeast Florida, Inc.               Florida         22-3331675      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Berlin, Inc.                       New Jersey      22-3330582      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at East Brunswick VI, Inc.            New Jersey      22-3330584      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Bedminster II, Inc.                New Hampshire   22-3331038      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Inverrary I, Inc.                  Florida         22-3332195      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Mahwah IX, Inc.                    New Jersey      22-3337896      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Northlake, Inc.                    California      22-3336696      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Hopewell IV, Inc.                  New Jersey      22-3345622      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Locust Grove I, Inc.               New Jersey      22-3359254      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Castile, Inc.                      California      22-3356308      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Tierrasanta, Inc.                  California      22-3351875      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Preston, Inc.                      Maryland        22-3367625      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bernards III, Inc.                 New Jersey      22-3356307      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wayne VI, Inc.                     New Jersey      22-3367624      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of North Center            New Jersey      22-3360859      10 Highway 35, P.O. Box 500, Red
 Drive, Inc.                                                                       Bank, NJ 07701
                                                                                   (732) 747-7800

Ballantrae Development Corp.                       Florida         22-3366681      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at La Trovata, Inc.                   California      22-3369099      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Rancho Cristianitos, Inc.          California      22-3369102      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Tannery Hill, Inc.                 New Jersey      22-3396608      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Properties of N.B. Theatre,           New Jersey      22-3406661      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Crystal Springs, Inc.              New Jersey      22-3406656      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at The Cedars, Inc.                   New Jersey      22-3406664      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Construction Management, Inc.         New Jersey      22-3406668      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Acquisitions, Inc.                    New Jersey      22-3406671      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Burlington II, Inc.                New Jersey      22-3407458      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Burlington III, Inc.               New Jersey      22-3412130      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Ballantrae Estates, Inc.           Florida         22-309425       10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Smithville, Inc.                   New Jersey      22-3418731      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Jefferson, Inc.                    New Jersey      22-3427233      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Upper Freehold Township I,         New Jersey      22-3421542      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Hershey's Mill, Inc.               Pennsylvania    22-3445102      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Dominion Ridge, Inc.               Virginia        22-3433318      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Port Imperial North, Inc.          New Jersey      22-3450185      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Union Township I, Inc.             New Jersey      22-3464497      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at East Brunswick VIII, Inc.          New Jersey      22-2776654      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Manalapan II, Inc.                 New Jersey      22-2765935      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Hopewell V, Inc.                   New Jersey      22-3464499      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Hopewell VI, Inc.                  New Jersey      22-3465709      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Cameron Chase, Inc.                Virginia        22-3459993      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Thornbury, Inc.                    Pennsylvania    22-3462983      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wayne VII, Inc.                    New Jersey      22-3464498      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Scotch Plains II, Inc.                New Jersey      22-3464496      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Marlboro Township IV, Inc.         New Jersey      22-3467252      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Port Imperial Urban Renewal,          New Jersey      22-3471929      10 Highway 35, P.O. Box 500, Red
 Inc.                                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at East Whiteland I, Inc.             Pennsylvania    22-3483220      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Stonegate, Inc.                    Virginia        22-3481223      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Crestline, Inc.                    California      22-3493450      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at San Sevaine, Inc.                  California      22-3493454      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Sycamore, Inc.                     California      22-3493456      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Companies of Southern                 California      22-3493449      10 Highway 35, P.O. Box 500, Red
 California, Inc.                                                                  Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Smithville II, Inc.                New Jersey      22-2776387      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Stony Point, Inc.                  New York        22-2758195      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Stone Canyon, Inc.                 California      22-3512641      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Tuxedo, Inc.                       New York        22-3516266      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bridgeport, Inc.                   California      22-3547807      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Saratoga, Inc.                     California      22-3657806      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Chaparral, Inc.                    California      22-3565730      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Ocean Walk, Inc.                   California      22-3565732      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lower Saugon II, Inc.              Pennsylvania    22-3602924      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Stonegate, Inc.                    California      22-3582033      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Barrington, Inc.                   Virginia        22-3583846      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Hampton Oaks, Inc.                 Virginia        22-3583845      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at P.C. Homes, Inc.                   Virginia        22-3583847      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at P.C. Properties, Inc.              Virginia        22-3583840      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Summerwood, Inc.                   Virginia        22-3583842      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at The Glen                           Virginia        22-3618411      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian's Four Seasons of the Palm            Florida         22-3618584      10 Highway 35, P.O. Box 500, Red
 Beaches, Inc.                                                                     Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wall Township VIII, Inc.           New Jersey      22-3434643      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at North Jersey Acquisition,          New Jersey      22-3556344      10 Highway 35, P.O. Box 500, Red
 L.L.C.                                                                            Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Central Acquisition, L.L.C            New Jersey      22-3556343      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian Shore Acquisition, L.L.C              New Jersey      22-3556342      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian South Jersey Acquisition,             New Jersey      22-3556341      10 Highway 35, P.O. Box 500, Red
 L.L.C.                                                                            Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Mansfield I, L.L.C                 New Jersey      22-3556345      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Mansfield II, L.L.C                New Jersey      22-3556346      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian North Central Acquisition,            New Jersey      22-3554986      10 Highway 35, P.O. Box 500, Red
 L.L.C.                                                                            Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wayne VIII, L.L.C                  New Jersey      22-3618348      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Bernards V, L.L.C                  New Jersey      22-3618587      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Wanaque, L.L.C                     New Jersey      22-3626037      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Chester I, L.L.C                   New Jersey      22-3618347      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Winchester, L.L.C                  California      52-2147836      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Middletown, L.L.C                  New Jersey      22-3630452      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian's Four Seasons, L.L.C                 California      52-2147837      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Menifee, L.L.C                     California      52-2147832      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at North Brunswick VI, L.L.C          Delaware        22-3627814      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Carmel Village, L.L.C              California      52-2147831      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lawrence, L.L.C                    New Jersey      22-3638073      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Blue Heron Pines, L.L.C            New Jersey      22-3630449      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

                                                State Or Other                      Address Including ZIP Code, And
                                               Jurisdiction Of   I.R.S. Employer    Telephone Number Including  Area
Exact Name Of Registrant                       Incorporation Or  Identification     Code, Of Registrant's Principal
As Specified In Its Charter                      Organization        Number                Executive Offices
---------------------------                    ----------------  --------------     --------------------------------
K. Hovnanian at Jackson, L.L.C                     New Jersey      22-3630450      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Roland Heights, L.L.C              California      22-2147833      10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Berkeley, L.L.C                    New Jersey      Waiting         10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at King Farm, L.L.C                   Virginia        Waiting         10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at South Bank, L.L.C                  Virginia        Waiting         10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Prince William, L.L.C              Virginia        Waiting         10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

K. Hovnanian at Lake Terrapin, L.L.C               Virginia        Waiting         10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 Subject to Completion, dated April 8, 1999

PROSPECTUS

                                    [LOGO]


                                  $226,000,000

                          Hovnanian Enterprises, Inc.

                                Preferred Stock
                              Class A Common Stock
                      Warrants to Purchase Preferred Stock
                   Warrants to Purchase Class A Common Stock
                                Debt Securities
                      Warrants to Purchase Debt Securities

                         K. Hovnanian Enterprises, Inc.

                           Guaranteed Debt Securities
                Guaranteed Warrants to Purchase Debt Securities


                                7,643,312 Shares

                          Hovnanian Enterprises, Inc.

                              Class A Common Stock


   We, Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

   .  our Preferred Stock

   .  our Class A Common Stock

   . our unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be our senior debt securities, senior subordinated debt securities or subordinated debt securities, and

   . warrants to purchase our Preferred Stock, our Class A Common Stock or our debt securities, or any combination of the these securities.

   Our wholly owned subsidiary, K. Hovnanian Enterprises, Inc., may offer and sell from time to time, in one or more series:

   . its unsecured senior debt securities, senior subordinated debt securities or subordinated debt securities, which in each case will be fully and unconditionally guaranteed by us, and

   . warrants to purchase K. Hovnanian debt securities, which will be fully and unconditionally guaranteed by us, or any combination of these securities.

   Our debt securities or warrants  or the debt securities or warrants issued by
K. Hovnanian Enterprises may be guaranteed by substantially all of our wholly owned subsidiaries.

   We or certain of our shareholders may offer and sell from time to time an aggregate of 7,643,312 shares of Class A Common Stock.

   The Preferred Stock, Class A Common Stock (other than any sold by any selling shareholders), and debt securities and warrants of Hovnanian or K. Hovnanian may be offered at an aggregate initial offering price not to exceed $226,000,000, at prices and on terms to be determined at or prior to the time of sale.

   We will provide more specific information about the terms of an offering of any of these securities in supplements to this prospectus. The securities may be sold directly by us, K. Hovnanian or selling shareholders to investors, through agents designated from time to time or to or through underwriters or dealers. If any agents of Hovnanian, K. Hovnanian or selling shareholders or any underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a supplement to this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have those organizations determined if this prospectus is truthful. Any representation to the contrary is a criminal offense.


                             --------------------


                 The date of this Prospectus is     , 1999

                             AVAILABLE INFORMATION


   We have filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-3. This Prospectus, which forms part of the registration statement, does not contain all the information set forth in the registration statement. Statements in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the registration statement, or was previously filed with the Commission and is now incorporated by reference, each such statement is qualified in all respects by the provision in such exhibit to which reference is hereby made. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Commission upon payment of certain fees prescribed by the Commission.

   We are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is: http://www.sec.gov. Hovnanian's Class A Common Stock is listed on the American Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


   Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

   . Annual Report on Form 10-K for the fiscal year ended October 31, 1998, Registration File No. 1-8551, and

   . Quarterly Report on Form 10-Q for the quarter ended January 31, 1999, Registration File No. 1-8551.

   All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Paul W. Buchanan, Senior Vice President--Corporate Controller, Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701 (telephone: (732) 747-7800).

                                  THE COMPANY


   Hovnanian primarily designs, constructs and markets multi-family attached condominium apartments and townhouses and single family detached homes in planned residential developments in its Northeast Region (comprised primarily of New Jersey, southern New York state, and eastern Pennsylvania), southeastern Florida, North Carolina, Metro Washington, D.C. (northern Virginia), southern California, and Poland. Operations in Poland began for the first time during the year ended October 31, 1997. Hovnanian markets its homes to first time buyers, first and second time move-up buyers and active adult buyers and concentrates on the moderately priced segment of the housing market. Hovnanian has diversified its business, on a limited scale, through mortgage banking and title insurance activities. In addition, it has developed and operates commercial properties as long-term investments in New Jersey and, to a lesser extent, Florida but is exiting this business.

   Hovnanian was originally incorporated in New Jersey in 1967 as successor to a business founded in 1959 by Kevork S. Hovnanian and became a Delaware corporation in August 1983. The Company maintains its executive offices at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, and its telephone number is (732) 747-7800.

   K. Hovnanian was incorporated under the laws of the State of New Jersey on November 1, 1982, as an indirect wholly-owned consolidated subsidiary of Hovnanian. K. Hovnanian functions as a management company for the operating subsidiaries of Hovnanian and borrows funds which it lends to such subsidiaries.
K. Hovnanian has essentially no independent operations and generates no operating revenues. K. Hovnanian's principal executive offices are located at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, and its telephone number is (732) 747-7800.


                              SELLING SHAREHOLDERS


   Some or all of the shares of Class A Common Stock of Hovnanian being offered pursuant to this Prospectus may be offered by certain Selling Shareholders. The potential Selling Shareholders include Kevork S. Hovnanian, Chairman of the Board and Director of the Company and, until July 1997, Chief Executive Officer of the Company and Ara K. Hovnanian, President and Director of the Company and, since July 1997, Chief Executive Officer of the Company.

   The following table sets forth as of January 7, 1999 (the record date for the Company's most recent annual meeting) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by each potential Selling Shareholder. The amount, if any, of Class A Common Stock to be offered by the Selling Shareholders and the amount and percentage of Class A Common Stock to be owned by the Selling Shareholders following such offering shall be disclosed in the applicable Prospectus Supplement.



                                                                             Class A Common Stock           Class B Common Stock
                                                                       -------------------------------  ----------------------------
Kevork S. Hovnanian(4)(6).......................................             5,492,887    39.7%             5,843,837    76.0  %
Ara K. Hovnanian(5).............................................             1,429,661    10.0  %           1,234,096    15.6  %
Total...........................................................             6,922,548    49.7  %           7,198,760    91.6  %

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally attributes ownership to persons who have voting or investment power with respect to the relevant securities. Shares of Common Stock subject to options either currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all Class A Common Stock shown as beneficially owned by them.
(2) The figures in the table in respect of Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons, which shares of Class B Common Stock are convertible at any time on a share for a share basis to Class A Common Stock. The figures in the table represent beneficial ownership (including ownership of options, currently exercisable or exercisable within 60 days) and sold voting power and sole investment power except as noted in notes (3), (4) and (5) below.
(3) Based upon the number of shares outstanding plus options for such shareholder.
(4) Includes 167,812 shares of Class A Common Stock and 320,012 shares of Class B Common Stock as to which Kevork S. Hovnanian has shared voting power and shared investment power.
(5) Includes 35,217 shares of Class A Common Stock and 68,667 shares of Class B Common Stock as to which Ara K. Hovnanian has shared voting power and shared investment power and Class A Common Stock options and Class B Common Stock options, that were exercisable or exercisable within 60 days of such date by Ara K. Hovnanian.
(6) Includes 2,829,413 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the "Limited Partnership"), beneficial ownership of which is disclaimed by Kevork S. Hovnanian. Kevork S. Hovnanian's wife, Sirwart Hovnanian, as trustee of the Sirwart Hovnanian 1994 Marital Trust, is the Managing General Partner of the Limited Partnership and as such has the sole power to vote and dispose of the Shares of Class B Common Stock held by the Limited Partnership. Also includes 129,562 shares of Class A Common Stock and 264,562 shares of Class B Common Stock held in trust for Mr. Hovnanian's daughter over which Sirwart Hovnanian, as trustee, shares with her daughter the power to dispose of and vote. In addition, includes 18,250 shares of Class A Common Stock and 55,450 shares of Class B Common Stock held in trust for Mr. Hovnanian's grandchildren, over which Sirwart Hovnanian, as trustee, has sole power to dispose of and vote and includes 20,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian over which she has sole power to dispose of and vote. Mr. Hovnanian disclaims beneficial ownership of the shares described in the preceding three sentences.


                                USE OF PROCEEDS


   Unless otherwise provided in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities offered by this Prospectus and each Prospectus Supplement (the "Offered Securities") will be used for general corporate purposes, which may include working capital needs, the refinancing of existing indebtedness, expansion of the business and acquisitions. The Company will not receive any net proceeds from the sale of any shares of Class A Common Stock offered by the Selling Shareholders.



                    RATIOS OF EARNINGS TO FIXED CHARGES AND

        EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


   For purposes of computing the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends, earnings consist of earnings (loss) from continuing operations before income taxes, minority interest, extraordinary items and cumulative effect of accounting changes, plus fixed charges (interest charges and preferred share dividend requirements of subsidiaries, adjusted to a pretax basis), less interest capitalized, less preferred share dividend requirements of subsidiaries adjusted to a pretax basis and less undistributed earnings of affiliates whose debt is not guaranteed by the Company.

   The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the Company for the periods indicated:


                                            Three                                                           Eight
                                            Months                                                          Months        Year
                                            Ended                                                           Ended         Ended
                                           Jan. 31,                Years Ended October 31,                October 31,  February 28,
                                           --------    -----------------------------------------------     --------      --------
                                             1999        1998         1997          1996        1995         1994          1994
                                           --------    --------     --------      --------    --------     --------      --------
Ratio of earnings to fixed charges...        3.2         2.6           (a)          1.6         1.4           (b)          1.8
Ratio of earnings of combined
 fixed charges and preferred
 stock dividends..................           3.2         2.6           (a)          1.6         1.4           (b)          1.8


(a) No ratio is presented for the year ended October 31, 1997 as the earnings for such period were insufficient to cover fixed charges by $9,197,000.
(b) No ratio is presented for the eight months ended October 31, 1994 as the earnings for such period were insufficient to cover fixed charges by $18,803,000.


                         DESCRIPTION OF DEBT SECURITIES


   The K. Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated debt of K. Hovnanian and will be issued: in the case of K. Hovnanian Senior Debt Securities, under a Senior Indenture (the "K. Hovnanian Senior Debt Indenture") among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable Prospectus Supplement; in the case of K. Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture (the "K. Hovnanian Senior Subordinated Debt Indenture") among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable Prospectus Supplement; and in the case of K. Hovnanian Subordinated Debt Securities, under a Subordinated Indenture (the "K. Hovnanian Subordinated Debt Indenture") among K. Hovnanian, Hovnanian, as guarantor, and the trustee specified in the applicable Prospectus Supplement. The K. Hovnanian Senior Debt Indenture, the K. Hovnanian Senior Subordinated Debt

Indenture and the K. Hovnanian Subordinated Debt Indenture are sometimes hereinafter referred to individually as a "K. Hovnanian Indenture" and collectively as the "K. Hovnanian Indentures." The Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated debt of Hovnanian and will be issued: in the case of Hovnanian Senior Debt Securities, under a Senior Indenture (the "Hovnanian Senior Debt Indenture") between Hovnanian and the trustee specified in the applicable Prospectus Supplement; in the case of Hovnanian Senior Subordinated Debt Securities, under a Senior Subordinated Indenture (the "Hovnanian Senior Subordinated Debt Indenture") between Hovnanian and the trustee specified in the applicable Prospectus Supplement; and in the case of Hovnanian Subordinated Debt Securities, under a Subordinated Indenture (the "Hovnanian Subordinated Debt Indenture") between Hovnanian and the trustee specified in the applicable Prospectus Supplement. The Hovnanian Seniore Hovnanian Subordinated Debt Indenture are sometimes hereinafter referred to individually as a "Hovnanian Indenture" and collectively as the "Hovnanian Indentures." The K. Hovnanian Senior Indenture and the Hovnanian Senior Indenture are sometimes collectively referred to individually as a "Senior Debt Indenture" and collectively as the "Senior Debt Indentures." The K. Hovnanian Senior Subordinated Debt Indenture and the Hovnanian Senior Subordinated Debt Indenture are sometimes referred to individually as a "Senior Subordinated Debt Indenture" and collectively as the "Senior Subordinated Debt Indentures." The K. Hovnanian Subordinated Debt Indenture and the Hovnanian Subordinated Debt Indenture are sometimes referred to individually as a "Subordinated Debt Indenture" and collectively as the "Subordinated Debt Indentures." The K. Hovnanian Indentures and the Hovnanian Indentures are sometimes referred to individually as an "Indenture" and collectively as the "Indentures."

   None of the Indentures limits the amount of Debt Securities that may be issued thereunder, and the Indentures provide that the Debt Securities may be issued from time to time in one or more series. The Indentures permit the appointment of a different trustee for each series of Debt Securities. The Indentures are filed as exhibits to the Registration Statement, of which this Prospectus is a part. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete, and, while Hovnanian and K. Hovnanian believe the descriptions of the material provisions of the Indentures and Debt Securities contained in this Prospectus are accurate summaries of such material provisions, such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein. Section references in parenthesesular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for provisions relating to the Guarantee and to subordination. For purposes of the summaries set forth below, the term "Issuer" shall refer to K. Hovnanian in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures, and to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures. The term "Obligors" shall refer to Hovnanian in the case of the Hovnanian Debt Securities and the Hovnanian Indentures, and K. Hovnanian and Hovnanian, as guarantor (the "Guarantor"), in the case of the K. Hovnanian Debt Securities and the K. Hovnanian Indentures.

Provisions Applicable to Senior, Senior Subordinated and Subordinated Debt Securities

   General. Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of Hovnanian, and K. Hovnanian Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of K. Hovnanian, except that, under certain circumstances, K. Hovnanian may be released from such obligations. See "--Condition for Release of
K. Hovnanian." Except to the extent set forth in the applicable Prospectus Supplement, none of the Indentures limits the payment of dividends by or the acquisition of stock of Hovnanian or K. Hovnanian. Except to the extent set forth in any Prospectus Supplement, the Indentures do not, and the Debt Securities will not, contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of either a change of control of Hovnanian or a highly leveraged transaction by Hovnanian.

   Reference is made to the Prospectus Supplement for the following terms of and informatt Securities') (to the extent such terms are applicable to such Offered Debt Securities): (i) the title of the Offered Debt Securities; (ii) classification as K. Hovnanian Senior Debt Securities, K. Hovnanian Senior Subordinated Debt Securities, K. Hovnanian Subordinated Debt Securities, Hovnanian Senior Debt Securities, Hovnanian Senior Subordinated Debt Securities or Hovnanian Subordinated Debt Securities, aggregate principal amount, purchase price and denomination, and whether the Offered Debt Securities will be guaranteed by the Subsidiary Guarantors of Hovnanian as described under "Description of Guarantees" below; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on or upon the redemption of such Offered

Debt Securities may be calculated; (v) the interest rate or rates (or the method by which such will be determined) and the date or dates from which such interest, if any, will accrue; (vi) the date or dates on which such interest, if any, will be payable; (vii) the place or places where and the manner in which the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable and the place or places where the Offered Debt Securities may be presented for transfer; (viii) the right, if any, or obligation, if any, of the Company to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices (or the method by which such price or prices will be determined, or both) at which, the form or method of payment therefor if other than in cash and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation; (ix) the terms for conversion or exchange, if any, of the Offered Debt Securities; (x) any provision relating to td Debt Securities at an original issue discount; (xi) if the amounts of payments of principal of, premium, if any, and interest, if any, on the Offered Debt Securities are to be determined with reference to an index, the manner in which such amounts shall be determined; (xii) any applicable United States federal income tax consequences; (xiii) the currency or currencies for which the Offered Debt Securities may be purchased and the currency or currencies in which principal, premium, if any, and interest, if any, may be payable; (xiv) the trustee with respect to the series of Offered Debt Securities; and (xv) any other specific terms of the Offered Debt Securities, including any deleted, modified or additional events of default or remedies or additional covenants provided with respect to such Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

   Unless otherwise specified in any Prospectus Supplement, the Debt Securities will be issuable in registered form and in denominations of $1,000 and any integral multiple thereof (Section 2.7). No service charge will be made for any transfer or exchange of any Debt Securities but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.8).

   Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

   In determining whether the holders of the requisite aggregate principal amount of outstanding Debt Sequest, demand, authorization, direction, notice, consent or waiver under the Indentures, the principal amount of any series of Debt Securities originally issued at a discount from their stated principal amount that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof.

   Description of Guarantees. Hovnanian will fully and unconditionally guarantee, pursuant to the K. Hovnanian Indentures, the due and prompt payment of the principal of (and premium, if any) and interest on the K. Hovnanian Debt Securities when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise. Debt Securities of Hovnanian may be guaranteed by, and Debt Securities of K. Hovnanian may be further guaranteed by, the subsidiaries of Hovnanian (the "Subsidiary Guarantees") that also guaranty Hovnanian's revolving credit agreement at the time of issuance of such Debt Securities (the "Subsidiary Guarantors"). Under the current revolving credit agreement, the Subsidiary Guarantors consist of all of Hovnanian's subsidiaries other than four subsidiaries formerly engaged in the issuance of collateralized mortgage obligations, Hovnanian's mortgage lending subsidiary, a subsidiary holding and licensing the Hovnanian trade name and a subsidiary engaged in homebuilding activities in Poland. If Debt Securities are guaranteed by Subsidiary Guarantors, such guarantee will be set forth in a supplemental indenture.

   Payments with respect to the Guarantee of the K. Hovnanian Senior Subordinated Debt Securities and K. Hovnanian Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor to the same extent and manner that payments with respect to the K. Hovnanian Senior Subobt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Issuer as described under "Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities" below. Likewise, payments with respect to Subsidiary Guarantees of Senior Subordinated Debt Securities and Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of each such Subsidiary Guarantor to the same extent and manner that payments with respect to the Senior Subordinated Debt Securities and Subordinated Debt Securities are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the issuer of such Debt Securities.

   Global Securities. The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with or on behalf of a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security (i) may not be transferred except as a whole and (ii) may only be transferred (A) by the Depositary for such Global Security to its nominee, (B) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (C) by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary (Section 2.8).

   The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Hovnanian and K. Hovnanian anticipate that the following provisions generally will apply to all depositary arrangements.

   Upon the issuance of a Global Secwill credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Issuer if such Debt Securities are offered and sold directly by the Issuer. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

   As long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities of the series represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

   Payment of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Hovnanian and K. Hovnanian expect that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium, if any, and interest, if any, in respect of a Global Security representing any such Debt Securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Securities as shown on the records of such Depositary or its nominee. Hovnanian and K. Hovnanian also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants. Neither Hovnanian, K. Hovnanian, the trustee for such Debt Securities, any paying agent nor the registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, such Issuer will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, an Issuer may at any tubject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by a Global Security and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. Further, if an Issuer so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to such Issuer, the trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in registered form and in denominations, unless otherwise specified in the applicable Prospectus Supplement relating to such series of Debt Securities, of $1,000 and integral multiples thereof.

   Events of Default. Unless otherwise specified in the applicable Prospectus Supplement, an Event of Default is defined under each Indenture with respect to the Debt Securities of any series issued under such Indenture as being: (a) default in the payment of principal of or premium, if any, with respect to Debt Securities of such series when due; (b) default in the payment of any installment of interest on any of the Debt Securities of such series when due, continued for 30 days; (c) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to Debt Securities of such series when due; (d) f any other covenant of any of the Obligors applicable to Debt Securities of such series, continued for 90 days after written notice to the Obligors by the trustee or to the Obligors and the trustee, by the holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding requiring the same to be remedied; and (e) certain events of bankruptcy, insolvency or reorganization of the Issuer (Section 5.1).

   If any Event of Default shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Obligors (and to the trustee, if given by the holders), may declare the principal (or, in the case of any series of Debt Securities originally issued at a discount from their stated principal amount, such portion of the principal amount as may be specified in the terms of such series) of all of the Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately; provided, however, that the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding, by notice in writing to the Obligors and the trustee, may rescind and annul such declaration and its consequences if all defaults under such Indenture are cured or waived (Section 5.1).

   Each Indenture provides that no holder of any series of Debt Securities then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, such Indenture, unless (i) such holder previously shall have given to the trustee written notice of default and of the continuance thereof, (ii) the holders of not less than 25% in aggregate principal amount of such series of Debt Securities then outstanding shall have made written request to the trustee to institute such suit, action or proceeding and shall have offered to the trustee such reasonable indemnity as it may requie trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; provided that, subject to the subordination provisions applicable to the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the right of any holder of any Debt Security to receive payment of the principal of, premium, if any, or interest, if any, on such Debt Security, on or after the respective due dates, or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such holder (Section 5.4). The holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Debt Securities of such series, provided that the trustee may decline to follow such direction if the trustee determines that such action or proceeding is unlawful or would involve the trustee in personal liability (Section 5.7).

   The Obligors are required to furnish to the trustee annually a certificate as to compliance by the Obligors with all conditions and covenants under each Indenture (Section 4.3).

   Discharge and Defeasance. Unless otherwise specified in the applicable Prospectus Supplement, the Obligors can discharge or defease their respective obligations with respect to any series of Debt Securities as set forth below (Article Ten).

   The Obligors may discharge all of their obligations (except those set forth below) to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the trustee for cancellation and that have either become due and payable, or are by their terms due and payable within one year (or scheduled for redemption within one year), by irrevocably depositing with ths defined in such Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments, if any, thereon when due.

   Unless otherwise provided in the applicable Prospectus Supplement, the Obligors may also elect at any time to (a) defease and be discharged from all of their obligations (except those set forth below) to holders of any series of Debt Securities issued under each Indenture ("defeasance") or (b) be released from all of their obligations with respect to certain covenants applicable to any series of Debt Securities issued under each Indenture ("covenant defeasance"), if, among other things: (i) the Obligors irrevocably deposit with the trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of, premium, if any, and interest, if any, on all outstanding Debt Securities of such series and to make any mandatory sinking fund payments, if any, thereon when due and such funds have been so deposited for 91 days; (ii) such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which any of the Obligors is a party or by which it is bound; and (iii) the Obligors deliver to the trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the United States federal income tax treatment of such holders' principal of and interest payments, if any, on such series of Debt Securities. Such opinion in the case of defeasance under clause (a) above must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the Debt Securities of such series, since such a result would not occur under current tax law (Section 10.1).

   Notwithstanding the foregoing, no discharge, defeasance or covenant defeasance described above shall affect the following obligations to or rights of the holders of any series of Debt Securities: (i) rights of registration of transfer and exchange of Debt Securities of such series, (ii) rights of substitution of mutilated, defaced, destroyed, lost or stolen Debt Securities of such series, (iii) rights of holders of Debt Securities of such series to receive payments of principal thereof, premium, if any, and interest, if any, thereon, upon the original due dates therefor (but not upon acceleratioy sinking fund payments thereon when due, if any, (iv) rights, obligations, duties and immunities of the trustee, (v) rights of holders of Debt Securities of such series as beneficiaries with respect to property so deposited with the trustee payable to all or any of them and (vi) obligations of the Obligors to maintain an office or agency in respect of Debt Securities of such series (Section 10.1).

   The Obligors may exercise the defeasance option with respect to any series of Debt Securities notwithstanding the prior exercise of the covenant defeasance option with respect to any series of Debt Securities. If the Obligors exercise the defeasance option with respect to any series of Debt Securities, payment of such series of Debt Securities may not be accelerated because of an Event of Default with respect to such series of Debt Securities. If the Obligors exercise the covenant defeasance option with respect to any series of Debt Securities, payment of such series of Debt Securities may not be accelerated by reason of an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest, if any, and any mandatory sinking fund payments, if any, then due on such series of Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

   Modification of the Indenture. Each Indenture provides that the Obligors and the trustee may enter into supplemental indentures without the consent of the holders of the Debt Securities to (a) evidence the assumption by a successor entity of the obligations of any of the Obligors under such Indenture, (b) add covenants or new events of default for the protection of the holders of such Debt Securities, (c) cure any ambiguity or correct any inconsist the form and terms of Debt Securities of any series, (e) evidence the acceptance of appointment by a successor trustee, (f) in the case of Senior Debt Securities, secure such Debt Securities, (g) designate a bank or trust company other than the trustee specified in the applicable Prospectus Supplement to act as trustee for a series of Debt Securities, (h) modify the existing covenants and events of default solely in respect of, or add new covenants and events of default that apply solely to, Debt Securities not yet issued and outstanding on the date of such supplemental indenture, (i) provide for the issuance of Debt Securities of any series in coupon form and exchangeability of such Debt Securities for fully registered Debt Securities, (j) modify, eliminate or add to the provisions of such Indenture as necessary to effect the qualification of such Indenture under the Trust Indenture Act of 1939 and to add certain provisions expressly permitted by such Act and (k) modify the provisions to provide for the denomination of Debt Securities in foreign currencies which shall not adversely affect the interests of the holders of such Debt Securities in any material respect. (Section 8.1).

   Each Indenture also contains provisions permitting the Obligors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of each series then outstanding and affected, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or any supplemental indenture or modify in any manner the rights of the holders of the Debt Securities of such series; provided that the Obligors and the trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated final maturity of any Debt Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest, if any, thereon, reduce or alter the method of computation of anon, repayment or purchase by the Issuer, change the coin or currency in which principal, premium, if any, and interest, if any, are payable, reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, impair or affect the right to institute suit for the enforcement of any payment or repayment thereof or, if applicable, adversely affect any right of prepayment at the option of the holder or, in the case of K. Hovnanian Indentures, make any change adverse to the interests of the holders in the terms and conditions of the Guarantee or (b) reduce the aforesaid percentage in aggregate principal amount of Debt Securities of any series issued under such Indenture (Section 8.2).

   Consolidation, Merger, Sale or Conveyance. Except as otherwise provided in the applicable Prospectus Supplement, the K. Hovnanian Indentures provide that
K. Hovnanian or the Guarantor may, and the Hovnanian Indentures provide that Hovnanian may, without the consent of the holders of Debt Securities, consolidate with, merge into or transfer, exchange or dispose of all of its properties to, any other corporation or partnership organized under the laws of the United States, provided that (i) the successor corporation assumes all obligations of K. Hovnanian or Hovnanian, as the case may be, by supplemental indenture satisfactory in form to the applicable trustee executed and delivered to such trustee, under the Indentures and the Debt Securities, (ii) immediately after giving effect to such consolidation, merger, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) certain other conditions are met. (Section 9.1).

   Condition for Release of K. Hovnanian. Except as otherwise provided in the applicable Prospectus Supplement, each K. Hovnanian Indenture provides that K. Hovnanian may be released from its obure and the K. Hovnanian Debt Securities, without the consent of the holders of the K. Hovnanian Debt Securities of any series, if Hovnanian or any successor to Hovnanian has assumed the obligations of K. Hovnanian under such K. Hovnanian Debt Securities. In the event of such release, a taxable sale or exchange of a Debt Security for a new Debt Security will be deemed to occur. As a result, a holder of a Debt Security may recognize gain or loss on the sale or exchange and may be required to include in income different amounts during the remaining term of the Debt Security than would have been included absent such release.

   Certain Definitions. Except as otherwise provided in the applicable Prospectus Supplement, the following definitions are applicable to the discussions of the Indentures (Article One).

     "Consolidated Net Tangible Assets" means the aggregate amount of assets included on the most recent consolidated balance sheet of Hovnanian and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied.

    "Indebtedness," with respect to any person, means, without duplication:

      (a)(i) the principal of, premium, if any, and interest, if any, on indebtedness for money borrowed of such person, indebtedness of such person evidenced by bonds, notes, debentures or similar obligations, and any guaranty by such person of any indebtedness for money borrowed or indebtedness evidenced by bonds, notes, debentures or similar obligations of any other person, whether any such indebtedness or guaranty is outstanding on the date of the Indenture or is thereafter created, assumed or incurred,
    (ii) obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (iii) the principal of and premium, if any, and interest, if any, on indebtedness incurred, assumed or guaranteed by such person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets, (iv) lease obligations that such person capitalized in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect, (v) any indebtedness of such person representing the balance deferred and unpaid of the purchase price of any property or interest therein (except any such balance that constitutes an accrued expense or trade payable) and any guaranty, endorsement or other contingent obligation of such person in respect of any indebtedness of another that is outstanding on the date of the Indenture or is thereafter created, assumed or incurred by such person and (vi) obligations of such person under interest rate, commodity or currency swaps, caps, collars, options and similar arrangements; and

      (b) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) above.

     "Restricted Subsidiary" means (a) any Subsidiary of Hovnanian other than an Unrestricted Subsidiary, and (b) any Subsidiary of Hovnanian which was an Unrestricted Subsidiary but which, subsequent to the date of the Indentures, is designated by the Board of Directors of Hovnanian to be a Restricted Subsidiary; provided, however, that Hovnanian may not designate any such Subsidiary to be a Restricted Subsidiary if Hovnanian would thereby breach any covenant or agreement contained in the Indentures (on the assumptions that any outstanding Indebtedness of such Subsidiary was incurred at the time of such designation).

     "Subsidiary" of any specified Person means any corporation of which such Person, or such Person and one or more Subsidiaries of such Person, or any one or more Subsidiaries of such Person, directly or indirectly own voting securities entitling any one or more of such Person and its Subsidiaries to elect a majority of the directors, either at all times, or so long as there is no default or contingency which permits the holders of any other class or classes of securities to vote for the election of one or more directors.

     "Unrestricted Subsidiary" means (a) any Subsidiary of Hovnanian acquired or organized after the date of the Indentures, provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary and (b) any Subsidiary of Hovnanian substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries of the character described in clause (a) above, unless and until such Subsidiary shall have been designated to be a Restricted Subsidiary.

Provisions Applicable Solely to Senior Debt Securities

   General. Senior Debt Securities will be issued under a Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Issuer of such Senior Debt Securities. At April 30, 1998, the Company had an aggregate of $190 million of Indebtedness outstanding which would be subordinated to Senior Debt Securities.

   Limitations on Liens. The Senior Debt Indentures provide that, so long as any Senior Debt Securities are outstanding, the Issuer will not, and will not permit any Restricted Subsidiary to, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any property or assets owned by the Issuer or any Restricted Subsidiary to secure any Indebtedness, without making effective provision whereby outstanding Senior Debt Securities shall be equally and ratably secured.

   Under the terms of the Senior Debt Indentures, the foregoing limitation does not apply to (a) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets created at the time of the acquisition of such property or assets by the Issuer or any Restricted Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets; (b) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets existing thereon at the time of the acquisition thereof by the Issuer or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by the Issuer or any Restricted Subsidiary); (c) any mortgage, pledge, security interest, lien or encumbrance upon any property or assets, whenever acquired, of any corporation or other entity that becomes a Restricted Subsidiary after the date of the Senior Debt Indenture, provided that (i) the instrument creating such mortgage, pledge, security interest, lien or encumbrance shall be in effect prior to the time such corporation or otherrtgage, pledge, security interest, lien or encumbrance shall only apply to properties or assets owned by such corporation or other entity at the time it becomes a Restricted Subsidiary or thereafter acquired by it from sources other than the Issuer or another Restricted Subsidiary; (d) any mortgage, pledge, security interest, lien or encumbrance in favor of the Issuer or any wholly-owned Subsidiary of Hovnanian; (e) any mortgage, pledge, security interest, lien or encumbrance created or assumed by the Issuer or a Restricted Subsidiary in connection with the issuance of debt securities the interest on which is excludable from gross income of the holder of such security pursuant to the Internal Revenue Code of 1986, as amended, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by the Issuer or a Subsidiary; (f) any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in the foregoing subparagraphs (a) through (e) on substantially the same property or assets theretofore subject thereto; (g) any mortgage, pledge, security interest, lien or encumbrance securing any Indebtedness in an amount which, together with all other Indebtedness secured by a mortgage, pledge, security interest, lien or encumbrance that is not otherwise permitted by the foregoing provisions, does not at the time of the incurrence of the Indebtedness so secured exceed 20% of Consolidated Net Tangible Assets; (h) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business; (i) mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days or which are being contested in good faith by appropriate proceedings; (j) liens for taxes, assessments or other governmental charges not yet payable or being contested in good faith and as to which adequate reserves shall have been established in accordance with generally accepted accounting principles; (k) non-recourse mortgages on Income Producing Pro Indebtedness; (l) liens on assets of a Mortgage Subsidiary to secure only a Warehouse Line of Credit provided to such Subsidiary; (m) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business or (n) liens in connection with capital leases or sale leaseback transactions not securing any other indebtedness. For the purpose of this provision, "security interest" will include the interest of the lessor under a lease with a term of three years or more that should be, in accordance with generally accepted accounting principles, recorded as a capital lease, and any such lease of property or assets not acquired from the Issuer or any Restricted Subsidiary in contemplation of such lease shall be treated as though the lessee had purchased such property or assets from the lessor. (Section 3.6 of the Senior Debt Indentures).

Provisions Applicable Solely to Senior Subordinated Debt Securities and Subordinated Debt Securities

   Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indentures, to all Senior Indebtedness. The Senior Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Senior Subordinated Debt Indentures, to all Senior Indebtedness of the Issuer. The Senior Subordinated Debt Securities will rank senior to all existing and future Indebtedness of the Issuer that is neither Senior Indebtedness of the Issuer nor Senior Subordinated Indebtedness, and only Indebtedness of the Issuer that is Senior Indebtedness of the Issuer will rank senior to the Senior Subordinated Debt Securities in accordance with the subordination provisions of the Senior Subordinated Debt Indentures.

   "Senior Indebtedness" of the Issuer is defined in the Subordinated Debt Indentures and the Senior Subordinated Debt Indentures as Indebtedness of the Issuer outstanding at any time (other than the Indebtedness evidenced by the Debt Securities of any series) except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior or prior in right of payment to the Debt Securities or is pari passu or subordinate by its terms in right of payment to the Debt Securities, (b) renewals, extensions and modifications of any such Indebtedness, (c) any Indebtedness of the Company to a wholly-owned Subsidiary of the Issuer, (d) interest accruing after the filing of a petition initiating certain events of bankruptcy or insolvency unless such interest is an allowed claim enforceable against the Issuer in a proceeding under federal or state bankruptcy laws and (e) trade payables.

   "Senior Subordinated Indebtedness" is defined in the Hovnanian Senior Subordinated Debt Indenture as the Hovnanian Senior Subordinated Debt Securities and any other Indebtedness of Hovnanian that ranks pari passu with the Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of Hovnanian that is subordinate or junior by its terms in right of payment to any other Indebtedness of Hovnanian shall be subordinate to Senior Subordinated Indebtedness of Hovnanian unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that such Indebtedness (i) is to rank pari passu with other Senior Subordinated Indebtedness of Hovnanian and (ii) is not subordinated by its terms to any Indebtedness of Hovnanian which is not Senior Indebtedness of Hovnanian.

   "Senior Subordinated Indebtedness" is defined in the K. Hovnanian Senior Subordinated Debt Indenture as the K. Hovnanian Senior Subordinated Debt Securities, the Guarantee and any other Indebtedness of K. Hovnanian or the Guarantor that ranks pari passu with the K. Hovnanian Senior Subordinated Debt Securities. Any Indebtedness of K. Hovnanian or the Guarantor that is subordinate or junior by its terms in right of payment to any other Indebtedness of K. Hovnanian or the Guarantor shall be subordinate to Senior Subordinated Indebtedness unless the instrument creating or evidencing the same or pursuant to which the same is outstanding specifically provides that such Indebtedness
(i) is to rank pari passu with other Senior Subordinated Indebtedness and (ii) is not subordinated by its terms to any Indebtedness of K. Hovnanian or the Guarantor which is not Senior Indebtedness of K. Hoebtedness' of the Obligors means the Senior Subordinated Debt Securities, the Guarantees, any other Senior Subordinated Indebtedness of such Obligor and any other Indebtedness that is subordinate or junior in right of payment to Senior Indebtedness of such Obligor.

   If (i) the Issuer should default in the payment of any principal of, premium, if any, or interest, if any, on any Senior Indebtedness of the Issuer when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise or (ii) any other default with respect to Senior Indebtedness of the Issuer shall occur and the maturity of the Senior Indebtedness has been accelerated in accordance with its terms, then, upon written notice of such default to the Issuer by the holders of such Senior Indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist or such acceleration shall have been rescinded, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, premium, if any, or interest, if any, on any of the Senior Subordinated Debt Securities or the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Senior Subordinated Debt Securities or the Subordinated Debt Securities other than those made in capital stock of Hovnanian (or cash in lieu of fractional shares thereof) (Sections 13.1 and 13.4 of the Senior Subordinated Debt Indentures and Sections 13.1 and 13.4 of the Subordinated Debt Indentures).

   If any default (other than a default described in the preceding paragraph) occurs under the Senior Indebtedness of the Issuer, pursuant to which the maturity thereof may be accelerated immediately or the expiration of any applicable grace periods occurs (a "Senior Nonmonetary Default"), then, upon the receipt by the Issuer and the trustee of written on behalf of holders of 25% or more of the aggregate principal amount of Senior Indebtedness specifying an election to prohibit such payment and other action by the Issuer in accordance with the following provisions of this paragraph, the Issuer may not make any payment or take any other action that would be prohibited by the immediately preceding paragraph during the period (the "Payment Blockage Period") commencing on the date of receipt of such Payment Notice and ending on the earlier of (i) the date, if any, on which the holders of such Senior Indebtedness or their representative notify the trustee that such Senior Nonmonetary Default is cured or waived or ceases to exist or the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or (ii) the 179th day after the date of receipt of such Payment Notice. Notwithstanding the provisions described in the immediately preceding sentence, the Issuer may resume payments on the Senior Subordinated Debt Securities and the Subordinated Debt Securities after such Payment Blockage Period.

   If (i) (A) without the consent of the Issuer a receiver, conservator, liquidator or trustee of the Issuer or of any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction, and such decree or order remains in effect for more than 60 days or (B) the Issuer is adjudicated bankrupt or insolvent or (C) any of its property is sequestered by court order and such order remains in effect for more than 60 days or (D) a petition is filed against the Issuer under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction whether now or hereafter in effect, and is not dismissed within 60 days after such filing; (ii) the Issuer (A) commences a voluntary case or other proceeding seeking liquidation, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other relief with respect to itself or its debt or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (B) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (C) fails generally to, or cannot, pay its debts generally as they become due or (D) takes any corporate action to authorize or effect any of the foregoing; or (iii) any Subsidiary of the Issuer takes, suffers or permits to exist any of the events or conditions referred to in the foregoing clause (i) or (ii), then all Senior Indebtedness of the Issuer (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made by the Issuer to any holder of Senior Subordinated Debt Securities or Subordinated Debt Securities on account of the principal of, premium, if any, or interest, if any, on such Senior Subordinated Debt Securities or Subordinated Debt Securities, as the case may be. Any payment or distribution, whether in cash, securities or other property (other than securities of the Issuer or any other corporation provided for bganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the indebtedness evidenced by the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the Issuer then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) that would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Senior Subordinated Debt Securities or the Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness of the Issuer in accordance with the priorities then existing among such holders until all Senior Indebtedness of the Issuer (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Issuer, the holders of Senior Subordinated Debt Securities, together with the holders of any obligations of the Issuer ranking on a parity with the Senior Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Issuer the amounts at that time due and owing on account of unpaid principal of, premium, if any, or interest, if any, on the Senior Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Issuer ranking junior to the Senior Subordinated Debt Securities (including the

Subordinated Debt Securities) and such other obligations (Section 13.1 of the Senior Subordinated Debt Indentures and Section 13.1 of the Subordinated Debt Indentures).

   If any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Issuer or any od for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities, to the payment of all Senior Indebtedness of the Issuer then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the trustee, or any holder of any Senior Subordinated Debt Securities or Subordinated Debt Securities in contravention of any of the terms of the Senior Subordinated Debt Indenture or the Subordinated Debt Indenture, as the case may be, such payment or distribution of securities will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Issuer then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness of the Issuer remaining unpaid to the extent necessary to pay all such Senior Indebtedness of the Issuer in full (Section 13.1 of the Senior Subordinated Debt Indentures and
Section 13.1 of the Subordinated Debt Indentures).

   By reason of such subordination, in the event of the insolvency of the Issuer, holders of Senior Indebtedness of the Issuer may receive more, ratably, than holders of the Senior Subordinated Debt Securities or Subordinated Debt Securities of the Issuer. Such subordination will not prevent the occurrence of any Event of Default (as defined in the Indentures) or limit the right of acceleration in respect of the Senior Subordinated Debt Securities or Subordinated Debt Securities.

Concerning the Trustee

   Information concerning the trustee for a series of Debt Securities will be set forth in the Prospectus Supplement relating to such series of Debt Securities. Any of the trustees under the Indentures may make loans to Hovnanian or K. Hovnanian in the normal course of business.

                          DESCRIPTION OF CAPITAL STOCK


   The authorized capital stock of the Company is 100,100,000 shares consisting of 87,000,000 shares of Class A Common Stock, par value $.01 per share, 13,000,000 shares of Class B Common Stock, par value $.01 per share the "Class B Common Stock") and 100,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") in such series and with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors for each series. The following summary description of certain provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws does not purport to be complete and is qualified in its entirety by reference to said provisions.

Common Stock

   As of July 2, 1998, 14,064,337 shares of Class A Common Stock and 7,705,657 shares of Class B Common Stock were issued and outstanding. The Class A Common Stock is traded on the American Stock Exchange. There is no established public trading market for the Class B Common Stock. In order to trade Class B Common Stock, the shares must be converted into Class A Common Stock on a one-for-one basis. Any offering of common stock made hereby would only consist of Class A Common Stock. The outstanding Class A Common Stock is, and any Class A Common Stock offered pursuant to this Prospectus and any Prospectus Supplement when issued and paid for will be, fully paid and non-assessable.

   Dividends. Dividends on the Class A Common Stock will be paid if, when and as determined by the Board of Directors of the Company out of funds legally available for this purpose. Certain debt instruments to which the Company is a party contain restrictions on the payment of cash dividends. At October 31, 1997, $41,578,000 of retained earnings were free of such restrictions. The amount of any regular cash dividend payable on a share of Class A Common Stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B Common Stock. The Company has never paid dividends nor does it currently intend to pay dividends.

   Voting Rights. Holders of Class A Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders. Holders of Class B Common Stock are entitled to ten votes per share.

   Liquidation Rights. After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of the Class A Common Stock and Class B Common Stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

   Preemptive and Other Rights. The holders of Class A Common Stock do not have preemptive rights as to additional issues of Common Stock or conversion rights. The shares of Class A Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A Common Stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of Preferred Stock which the Company may designate and issue in the future.

Preferred Stock

   The Certificate of Incorporation authorizes the Board of Directors to issue from time to time up to 100,000 shares of Preferred Stock, in one or more series, and with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors for each series. No shares of Preferred Stock have been issued and the Company has no present plans to issue any shares of Preferred Stock. The Preferred Stock, however, could be used without further action by the Board of Directors as an anti-takeover device.

                            DESCRIPTION OF WARRANTS


   Hovnanian may issue Warrants, including Warrants to purchase Class A Common Stock or Preferred Stock and Warrants to purchase Hovnanian Debt Securities. K. Hovnanian may issue Warrants to purchase K. Hovnanian Debt Securities. All obligations of K. Hovnanian under the K. Hovnanian Warrants will be fully and unconditionally guaranteed by Hovnanian. Warrants may be issued independently of or together with any other Securities and may be attached to or separate from such Securities. Obligations of Hovnanian and K. Hovnanian under the Warrants may be guaranteed by the Subsidiary Guarantors. Each series of Warrants will be issued under a separate Warrant Agreement (each a "Warrant Agreement") to be entered into between Hovnanian and/or K. Hovnanian and a warrant agent (the "Warrant Agent"). The Warrant Agent will act solely as an agent of Hovnanian and/or K. Hovnanian in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

   The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants; (v) the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such security; (vi) if applicable, the date on and after which such Warrants and the related securities will be separately transferable; (vii) the price at which the securitiesmay be purchased; (viii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (ix) the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of certain United States Federal income tax considerations; and (xii) any other terms of such Warrants, including terms, procedures and limitations relating to the exercise of such Warrants.

                              PLAN OF DISTRIBUTION


   Hovnanian, K. Hovnanian and the Selling Shareholders may sell the Securities to or through underwriters or dealers, and also may sell the Securities directly to one or more other purchasers or through agents. The applicable Prospectus Supplement will set forth the names of any underwriters or agents involved in the sale of the Offered Securities and any applicable commissions or discounts.

   Underwriters, dealers or agents may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Securities, underwriters or agents may be deemed to have received compensation from Hovnanian, K. Hovnanian or the Selling Shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Securities for whom they may act as agent. Underwriters or agents may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

   The Preferred Stock, Debt Securities and Warrants, when first issued, will have no established trading market. Any underwriters or agents to or through whom Securities are sold by Hovnanian or K. Hovnanian for public offering and sale may make a market in such Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

   Any underwriters, dealers or agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwritingAct. Underwriters, dealers or agents may be entitled, under agreements entered into with Hovnanian, K. Hovnanian or the Selling Shareholders, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Securities Act.

   If so indicated in the Prospectus Supplement, Hovnanian, K. Hovnanian or the Selling Shareholders will authorize underwriters or other persons acting as its agents to solicit offers by certain institutions to purchase Securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such agents will not have any responsibility in respect of the validity or performance of such contracts.


                                 LEGAL MATTERS


   Certain legal matters with respect to the validity of the Securities will be passed upon for Hovnanian and K. Hovnanian by Simpson Thacher & Bartlett, New York, New York. Simpson Thacher & Bartlett will rely, as to matters of New Jersey law, on the opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel for the Company. Certain legal matters in connection with the Securities may also be passed upon for any agents or underwriters by counsel specified in the Prospectus Supplement.


                                    EXPERTS


   The consolidated financial statements of Hovnanian Enterprises, Inc. appearing in the Company's Annual Report (Form 10-K) for the fiscal year ended October 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

   No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create any implication that the information contained herein is correct as of any time subsequent to its date.


                              -------------------


                               TABLE OF CONTENTS

Available Information.......................................... 3
Incorporation of Certain Documents by Reference................ 3
The Company.................................................... 4
Selling Shareholders........................................... 4
Use of Proceeds................................................ 5
Ratios of Earnings to Fixed Charges and
   Earnings to Combined Fixed Charges and Preferred
    Stock Dividends............................................ 5
Description of Debt Securities................................. 5
Description of Capital Stock...................................16
Description of Warrants........................................17
Plan of Distribution...........................................18
Legal Matters..................................................18
Experts........................................................18
Information Not Required in Prospectus.........................21
Signatures.....................................................23
Index to Exhibits..............................................37


                             --------------------




================================================================================

                                   HOVNANIAN
                               ENTERPRISES, INC.



                        K. HOVNANIAN ENTERPRISES, INC.





                             --------------------

                                  PROSPECTUS

                             --------------------





                               April    , 1999


================================================================================

                                     PART II



                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses payable by the Company in connection with the offering described in this Registration Statement are as follows:

                                                             Total(a)
Registration Fee...................................          $    278
Legal fees and expenses............................            50,000
Blue Sky fees and expenses.........................             5,000
Accounting fees and expenses.......................            25,000
Printing and duplicating expenses..................            25,000
Miscellaneous expenses.............................             4,722
                                                             --------
   Total...........................................          $110,000
                                                             ========

---------------
(a)  All figures, except the SEC registration fee, are estimates.

Item 15. Indemnification of Directors and Officers.

   Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty care.

   Article EIGHTH of Hovnanian's Restated Certificate of Incorporation contains the following provisions with respect to indemnification:

     No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
   (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

   Hovnanian maintains a liability insurance policy providing coverage for its directors and officers in an amount up to an aggregate limit of $10,000,000 for any single occurrence.

Item 16. Exhibits.

   See Exhibit Index.

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the from of prospectus filed with the Commission pursuant to Rule 462(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Hovnanian annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in response to Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful serted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 8, 1999.

                                 Hovnanian Enterprises, Inc.


                                 By       /s/ J. Larry  Sorsby
                                    -------------------------------------------
                                    J. Larry Sorsby



   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                    Title                          Date
                 ---------                                    -----                          ----

                       *                              Chairman of the Board            April 8, 1999
-------------------------------------------
               Kevork S. Hovnanian


                       *                        Chief Executive Officer, President     April 8, 1999
-------------------------------------------                and Director
               Ara K. Hovnanian


                       *                         Senior Vice President--Corporate      April 8, 1999
-------------------------------------------          Controller and Director
               Paul W. Buchanan


                       *                              Senior Vice President,           April 8, 1999
-------------------------------------------        General Counsel and Director
               Peter S. Reinhart

                                                      Senior Vice President,
               /s/ J. Larry Sorsby              Treasurer, Chief Financial Officer     April 8, 1999
-------------------------------------------                and Director
               J. Larry Sorsby

*By            /s/ J. Larry Sorsby
-------------------------------------------
               J. Larry Sorsby
              Attorney-in-fact                                                         April 8, 1999

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, K. Hovnanian certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on April 8, 1999.

                                 K. Hovnanian Enterprises, Inc.


                                 By      /s/ J. Larry Sorsby
                                   --------------------------------------------
                                 J. Larry Sorsby



   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                                    Title                          Date
                 ---------                                    -----                          ----

                    *                                        Director                    April 8, 1999
-------------------------------------------
             Kevork S. Hovnanian

                                                             Director                    April 8, 1999
                    *
-------------------------------------------
             Ara K. Hovnanian

                                                             Director                    April 8, 1999
                    *
-------------------------------------------
              Paul W. Buchanan

                                                             Director                    April 8, 1999
                     *
-------------------------------------------
               Peter S. Reinhart

              /s/ J. Larry Sorsby                            Director                    April 8, 1999
-------------------------------------------
              J. Larry Sorsby

*By           /s/ J. Larry Sorsby                                                        April 8, 1999
   ----------------------------------------
              J. Larry Sorsby
             Attorney-in-fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants, has duly caused this Registration Statement to be signed on its behalf by the undersigned, in his capacity as set forth on the attached Schedule of Subsidiary Registrants, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on the 8th day of April, 1999.

                             Registrants (as listed on the attached Schedule of Subsidiary Registrants)

                             By: /s/ J. Larry Sorsby
                                 ---------------------------------------------
                                 J. Larry Sorsby

   Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following person on the date and in the capacities indicated.

                 Signature                                    Title                          Date
                 ---------                                    -----                          ----

                    *                                        Director                    April 8, 1999
-------------------------------------------
           Kevork S. Hovnanian

                                                             Director                    April 8, 1999
                    *
-------------------------------------------
            Ara K. Hovnanian

                                                             Director                    April 8, 1999
                    *
-------------------------------------------
            Paul W. Buchanan

                                                             Director                    April 8, 1999
                     *
-------------------------------------------
            Peter S. Reinhart

           /s/ J. Larry Sorsby                               Director                    April 8, 1999
-------------------------------------------
           J. Larry Sorsby

*By        /s/ J. Larry Sorsby                                                           April 8, 1999
    ---------------------------------------
           J. Larry Sorsby
          Attorney-in-fact

                      SCHEDULE OF SUBSIDIARY REGISTRANTS


Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian at Hopewell Ill, Inc.
Recreational Development Corp., Inc.
Pine Brook Company, Inc.
K. Hovnanian at Bedminster, Inc.
K. Hovnanian at The Bluff, Inc.
K. Hovnanian at Atlantic City, Inc.
Hovnanian Properties of Atlantic County, Inc.
Montego Bay I Acquisition Corp., Inc.
Pike Utilities, Inc.
Arrow Properties, Inc.
K. Hovnanian Real Estate Investment, Inc.
Hovnanian Texas, Inc.
Landarama, Inc.
Tropical Service Builders, Inc.
Hovnanian Pennsylvania, Inc.
K. Hovnanian Properties of North Brunswick V, Inc.
K. Hovnanian at Mahwah VIII, Inc.
K. Hovnanian at Wall Township IV, Inc.
K. Hovnanian at Montville, Inc.
Hovnanian of Palm Beach, Inc.
K. Hovnanian Companies of Florida, Inc.
K. Hovnanian at Freehold Township, Inc.
Hovnanian Properties of Lake Worth, Inc.
K. Hovnanian Companies of Pennsylvania, Inc.
K. Hovnanian Properties of Hamilton, Inc.
K. Hovnanian at Scotch Plains, Inc.
K. Hovnanian at Wayne IV, Inc.
Hovnanian Developments of Florida, Inc.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

Montego Bay II Acquisition Corp., Inc.
Hovnanian of Palm Beach VII, Inc.
K. Hovnanian at Wall Township II, Inc.
K. Hovnanian Enterprises, Inc.
Hovnanian of Palm Beach IX, Inc.
Hovnanian at Tarpon Lakes I, Inc.
K. Hovnanian Companies Northeast, Inc.
Kings Grant Evesham Corp.
K. Hovnanian at Manalapan, Inc.
K. Hovnanian at Wall Township, Inc.
K. Hovnanian at East Brunswick VII, Inc.
K. Hovnanian Companies of Central Jersey, Inc.
Hovnanian of Palm Beach XI, Inc.
K. Hovnanian at South Brunswick II, Inc.
K. Hovnanian at Lawrence Square, Inc.
K. Hovnanian at Tarpon Lakes III, Inc.
K. Hovnanian at Horizon Heights, Inc.
K. Hovnanian at Reservoir Ridge, Inc.
K. Hovnanian at Jersey City I, Inc.
K. Hovnanian Investment Properties of New Jersey, Inc.
K. Hovnanian at Ft. Myers I, Inc.
K. Hovnanian at Howell Township II, Inc.
K. Hovnanian at Klockner Farms, Inc.
K. Hovnanian at Jensen Beach, Inc.
Molly Pitcher Construction Co., Inc.
K. Hovnanian at Mahwah VII, Inc.
K. Hovnanian at Wayne III, Inc.
K. Hovnanian Properties of East Brunswick II, Inc.
K. Hovnanian at Kings Grant I, Inc.
The New Fortis corporation

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian at Clarkstown, Inc.
K. Hovnanian Companies of New York, Inc.
K. Hovnanian Developments of New York, Inc.
Dryer Associates, Inc.
K. Hovnanian at Pasco I, Inc.
K. Hovnanian at Lakewood, Inc.
K. Hovnanian at Martin Downs II, Inc.
K. Hovnanian Aviation, Inc.
K. Hovnanian Investment Properties, Inc.
K. Hovnanian at Ft. Myers II, Inc.
K. Hovnanian at Bernards II, Inc.
K. Hovnanian at South Brunswick III, Inc.
Minerva Group, Inc.
K. Hovnanian Developments of New Jersey, Inc.
K. Hovnanian at Bridgewater V, Inc.
K. Hovnanian at North Brunswick II, Inc.
K. Hovnanian at Washingtonville, Inc.
K. Hovnanian at Peekskill, Inc.
K. Hovnanian at Newark I, Inc.
K. Hovnanian at Carmel, Inc.
K. Hovnanian at East Windsor I, Inc.
Parthenon Group, Inc.
K. Hovnanian at Marlboro Township II, Inc.
K. Hovnanian at Somerset III, Inc.
R.C.K. Community Management Co., Inc.
K. Hovnanian at Montclair, NJ, Inc.
K. Hovnanian at East Brunswick Vi, Inc.
K. Hovnanian at Hackettstown, Inc.
K. Hovnanian Companies of North Carolina, Inc.
K. Hovnanian at Montville II, Inc.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian at Wall Township VII, Inc.
K. Hovnanian at Bridgewater II, Inc.
K. Hovnanian at Merrimack, Inc.
K. Hovnanian at Bernards III, Inc.
Eastern National Title Insurance Agency, Inc.
K. Hovnanian at Wayne V, Inc.
K. Hovnanian at Pasco II, Inc.
K. Hovnanian at Delray Beach II, Inc.
K. Hovnanian at Branchburg I, Inc.
K. Hovnanian at Plainsboro II, Inc.
K. Hovnanian at Northern Westchester, Inc.
K. Hovnanian at Marlboro Township, Inc.
K. Hovnanian at West Orange, Inc.
Eastern Title Agency, Inc.
K. Hovnanian Properties of Franklin, Inc.
K. Hovnanian at Mahwah II, Inc.
New England Community Management Company, Inc.
K. Hovnanian at Howell Township, Inc.
K. Hovnanian at South Brunswick IV, Inc.
K. Hovnanian at Wall Township VI, Inc.
K. Hovnanian Properties of Piscataway, Inc.
K. Hovnanian at Mahwah V, Inc.
K. Hovnanian at Merrimack II, Inc.
K. Hovnanian at Newark Urban Renewal Corporation I
K. Hovnanian at Lawrence Grove, Inc.
K. Hovnanian at Cedar Grove I, Inc.
K. Hovnanian at Cedar Grove II, Inc.
K. Hovnanian at North Brunswick III, Inc.
K. Hovnanian at Jersey City II, Inc.
K. Hovnanian at Burlington, Inc.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian at South Brunswick V, Inc.
K. Hovnanian at Half Moon Bay, Inc.
K. Hovnanian at Jacksonville II, Inc.
K. Hovnanian at Branchburg II, Inc.
K. Hovnanian at Embassy Lakes, Inc.
K. Hovnanian at The Reserve at Medford, Inc.
K. Hovnanian at Branchburg III, Inc.
K. Hovnanian at Lower Saucon, Inc.
Jersey City Danforth CSO, Inc.
K. Hovnanian at East Windsor II, Inc.
K. Hovnanian at Marlboro Township III, Inc.
K. Hovnanian at Newark Urban Renewal Corp. III, Inc.
K. Hovnanian at Somerset VIII, Inc.
K. Hovnanian at Readington, Inc.
K. Hovnanian at Hopewell I, Inc.
K. Hovnanian at Newark Urban Renewal Corp. IV, Inc.
K. Hovnanian at Newark Urban Renewal Corp. V, Inc.
K. Hovnanian at Plainsboro III, Inc.
K. Hovnanian at Mahwah IV, Inc.
K. Hovnanian at Pompano Beach, Inc.
K. Hovnanian at Jersey City III, Inc.
K. Hovnanian Properties of Newark Urban Renewal Corporation, Inc.
K. Hovnanian at North Brunswick IV, Inc.
K. Hovnanian at Bridgewater IV, Inc.
K. Hovnanian at South Brunswick, Inc.
K. Hovnanian at Perkiomen I, Inc.
K. Hovnanian at Valleybrook, Inc.
K. Hovnanian at Ocean Township, Inc.
K. Hovnanian at Plainsboro I, Inc.
K. Hovnanian Real Estate of Florida, Inc.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

Western Financial Services, Inc.
K. Hovnanian at Wayne, Inc.
K. Hovnanian Properties of Red Bank, Inc.
K. Hovnanian at Hanover, Inc.
K. Hovnanian at Lake Charleston, Inc.
New K. Hovnanian Developments of Florida, Inc.
K. Hovnanian Companies of Metro Washington, Inc.
K. Hovnanian at Montgomery I, Inc.
EXC, Inc.
K. Hovnanian Developments of Metro Washington, Inc.
K. Hovnanian at Ashburn Village, Inc.
K. Hovnanian at Woodmont, Inc.
K. Hovnanian at Fairway Views, Inc.
K. Hovnanian at Carolina Country Club I, Inc.
K. Hovnanian at Chapel Trail, Inc.
K. Hovnanian Treasure Coast, Inc.
K. Hovnanian at Upper Merion, Inc.
K. Hovnanian at Mahwah VI, Inc.
K. Hovnanian at Medford I, Inc.
K. Hov International, Inc.
K. Hovnanian at Montclair, Inc.
K. Hovnanian at Bull Run, Inc.
K. Hovnanian at Sully Station, Inc.
K. Hovnanian at Spring Ridge, Inc.
K. Hovnanian Marine, Inc.
K. Hovnanian at River Oaks, Inc.
K. Hovnanian at Holly Crest, Inc.
K. Hovnanian Properties of Route 35, Inc.
Stonebrook Homes, Inc.
K. Hovnanian at Winston Trails, Inc.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian at Lakes of Boca Raton, Inc.
K. Hovnanian at Lake Charleston II, Inc.
K. Hovnanian at Lake Charleston III, Inc.
K. Hovnanian at Bridgewater VI, Inc.
KHIPE, Inc.
K. Hovnanian at Fair Lakes, Inc.
K. Hovnanian at Carolina Country Club II, Inc.
K. Hovnanian at Valleybrook II, Inc.
K. Hovnanian at Park Ridge, Inc.
K. Hovnanian at Belmont, Inc.
K. Hovnanian at Winston Trails II, Inc.
K. Hovnanian Fair Lakes Glen, Inc.
K. Hovnanian at Pembroke Shores, Inc.
K. Hovnanian at Carolina Country Club III, Inc.
Governor's Abstract Co., Inc.
K. Hovnanian at Coconut Creek, Inc.
K. Hovnanian at Polo Trace, Inc.
Founders Title Agency, Inc.
K. Hovnanian at Bernards IV, Inc.
K. Hovnanian at Perkiomen II, Inc.
K. Hovnanian at Wayne II, Inc.
K. Hovnanian at Upper Makefield I, Inc.
K. Hovnanian Companies of California, Inc.
K. Hovnanian at Terraza, Inc.
K. Hovnanian Developments of California, Inc.
KHC Acquisition, Inc.
K. Hovnanian at Stuart Road, Inc.
K. Hovnanian at Highland Vineyards, Inc.
K. Hovnanian at Ballantrae, Inc.
Ballantrae Home Sales, Inc.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian Companies at Wildrose, Inc.
K. Hovnanian at Greenbrook, Inc.
K. Hovnanian at Hunter Estates, Inc.
K. Hovnanian at Carmel Del mar, Inc.
K. Hovnanian at Vail Ranch, Inc.
K. Hovnanian at Princeton, Inc.
K. Hovnanian at Raritan I, Inc.
K. Hovnanian at Calabria, Inc.
K. Hovnanian at Seneca Crossing, Inc.
K. Hovnanian Companies of Maryland, Inc.
K. Hovnanian Developments of Maryland, Inc.
K. Hovnanian at Exeter Hills, Inc.
K. Hovnanian Florida Region, Inc.
K. Hovnanian Southeast Florida, Inc.
K. Hovnanian at Berlin, Inc.
K. Hovnanian at East Brunswick VI, Inc.
K. Hovnanian at Bedminster II, Inc.
K. Hovnanian at Inverrary I, Inc.
K. Hovnanian at Mahwah IX, Inc.
K. Hovnanian at Northlake, Inc.
K. Hovnanian at Hopewell IV, Inc.
K. Hovnanian at Locust Grove I, Inc.
K. Hovnanian at Castile, Inc.
K. Hovnanian at Tierrasanta, Inc.
K. Hovnanian at Preston, Inc.
K. Hovnanian at Bernards III, Inc.
K. Hovnanian at Wayne VI, Inc.
K. Hovnanian Properties of North Center Drive, Inc.
Ballantrae Development Corp.
K. Hovnanian at La Trovata, Inc.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian at Rancho Cristianitos, Inc.
K. Hovnanian at Tannery Hill, Inc.
K. Hovnanian Properties of N.B. Theatre, Inc.
K. Hovnanian at Crystal Springs, Inc.
K. Hovnanian at The Cedars, Inc.
K. Hovnanian Construction Management, Inc.
K. Hovnanian Acquisitions, Inc.
K. Hovnanian at Burlington II, Inc.
K. Hovnanian at Burlington III, Inc.
K. Hovnanian at Ballantrae Estates, Inc.
K. Hovnanian at Smithville, Inc.
K. Hovnanian at Jefferson, Inc.
K. Hovnanian at Upper Freehold Township I, Inc.
K. Hovnanian at Hershey's Mill, Inc.
K. Hovnanian at Dominion Ridge, Inc.
K. Hovnanian at Port Imperial North, Inc.
K. Hovnanian at Union Township I, Inc.
K. Hovnanian at East Brunswick VIII, Inc.
K. Hovnanian at Manalapan II, Inc.
K. Hovnanian at Hopewell V, Inc.
K. Hovnanian at Hopewell VI, Inc.
K. Hovnanian at Cameron Chase, Inc.
K. Hovnanian at Thornbury, Inc.
K. Hovnanian at Wayne VII, Inc.
K. Hovnanian Scotch Plains II, Inc.
K. Hovnanian at Marlboro Township IV, Inc.
K. Hovnanian Port Imperial Urban Renewal, Inc.
K. Hovnanian at East Whiteland I, Inc.
K. Hovnanian at Stonegate, Inc.
K. Hovnanian at Crestline, Inc.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian at San Sevaine, Inc.
K. Hovnanian at Sycamore, Inc.
K. Hovnanian Companies of Southern California, Inc.
K. Hovnanian at Smithville II, Inc.
K. Hovnanian at Stony Point, Inc.
K. Hovnanian at Stone Canyon, Inc.
K. Hovnanian at Tuxedo, Inc.
K. Hovnanian at Bridgeport, Inc.
K. Hovnanian at Saratoga, Inc.
K. Hovnanian at Chaparral, Inc.
K. Hovnanian at Ocean Walk, Inc.
K. Hovnanian at Lower Saugon II, Inc.
K. Hovnanian at Stonegate, Inc.
K. Hovnanian at Barrington, Inc.
K. Hovnanian at Hampton Oaks, Inc.
K. Hovnanian at P.C. Homes, Inc.
K. Hovnanian at P.C. Properties, Inc.
K. Hovnanian at Summerwood, Inc.
K. Hovnanian at The Glen
K. Hovnanian's Four Seasons of the Palm Beaches, Inc.
K. Hovnanian at Wall Township VIII, Inc.
K. Hovnanian at North Jersey Acquisition, L.L.C.
K. Hovnanian Central Acquisition, L.L.C.
K. Hovnanian Shore Acquisition, L.L.C.
K. Hovnanian South Jersey Acquisition, L.L.C.
K. Hovnanian at Mansfield I, L.L.C.
K. Hovnanian at Mansfield II, L.L.C.
K. Hovnanian North Central Acquisition, L.L.C.
K. Hovnanian at Wayne VIII, L.L.C.
K. Hovnanian at Bernards V, L.L.C.

Exact Name Of Subsidiary Registrant As
--------------------------------------
Specified In Its Charter
------------------------

K. Hovnanian at Wanaque, L.L.C.
K. Hovnanian at Chester I, L.L.C.
K. Hovnanian at Winchester, L.L.C.
K. Hovnanian at Middletown, L.L.C.
K. Hovnanian's Four Seasons, L.L.C.
K. Hovnanian at Menifee, L.L.C.
K. Hovnanian at North Brunswick VI, L.L.C.
K. Hovnanian at Carmel Village, L.L.C.
K. Hovnanian at Lawrence, L.L.C.
K. Hovnanian at Blue Heron Pines, L.L.C.
K. Hovnanian at Jackson, L.L.C.
K. Hovnanian at Roland Heights, L.L.C.
K. Hovnanian at Berkeley, L.L.C.
K. Hovnanian at King Farm, L.L.C.
K. Hovnanian at South Bank, L.L.C.
K. Hovnanian at Prince William, L.L.C.
K. Hovnanian at Lake Terrapin, L.L.C.

                               INDEX TO EXHIBITS

        Exhibit
         Number                                               Description of Exhibits
         ------                                               -----------------------
          **1.1  -  Underwriting Agreement (Hovnanian Debt Securities and Warrants to Purchase Hovnanian Debt
                         Securities).
          **1.2  -  Underwriting Agreement (K. Hovnanian Debt Securities and Warrants to Purchase K. Hovnanian Debt
                         Securities).
          **1.3  -  Underwriting Agreement (Equity Securities and Warrants to Purchase Equity Securities).
           *4.1  -  Form of Hovnanian Debt Securities.
           *4.2  -  Form of K. Hovnanian Debt Securities.
           *4.3  -  Form of Hovnanian Senior Debt Indenture.
           *4.4  -  Form of Hovnanian Senior Subordinated Debt Indenture.
           *4.5  -  Form of Hovnanian Subordinated Debt Indenture.
           *4.6  -  Form of K. Hovnanian Senior Debt Indenture.
           *4.7  -  Form of K. Hovnanian Senior Subordinated Debt Indenture.
           *4.8  -  Form of K. Hovnanian Subordinated Debt Indenture.
           *4.9  -  Form of Warrant Agreement for Preferred Stock and Common Stock (including Form of Warrant
                         Certificate).
          *4.10  -  Form of Warrant Agreement for Hovnanian Debt Securities (including form of Warrant Certificate).
          *4.11  -  Form of Warrant Agreement for K. Hovnanian Debt Securities (including form of Warrant Certificate).
        ****5.1  -  Opinion of Simpson Thacher & Bartlett.
        ****5.2  -  Opinion of Peter S. Reinhart, Senior Vice President and General Counsel of Hovnanian and
                         K. Hovnanian.
       ****12.1  -  Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends.
           23.1  -  Consent of Ernst & Young LLP.
       ****23.2  -  Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1).
           24.1  -  Powers of Attorney of Board of Directors of Hovnanian (included on signature page).
        ***25.1  -  Statement of Eligibility of Trustee under the Hovnanian Senior Debt Indenture.
        ***25.2  -  Statement of Eligibility of Trustee under the Hovnanian Senior Subordinated Debt Indenture.
        ***25.3  -  Statement of Eligibility of Trustee under the Hovnanian Subordinated Debt Indenture.
       ****25.4  -  Statement of Eligibility of Trustee under K. Hovnanian Senior Debt Indenture.
        ***25.5  -  Statement of Eligibility of Trustee under K. Hovnanian Senior Subordinated Debt Indenture.
        ***25.6  -  Statement of Eligibility of Trustee under K. Hovnanian Subordinated Debt Indenture.

----------------------------
* Incorporated by reference to exhibit of same number to Registration Statement No. 333-51991.

** To be incorporated by reference, as necessary, as an exhibit to one or more reports on Form 8-K.

*** To be provided in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

****   To be filed by amendment.